UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2007
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	0-28298 (Commission File No.)	94-3154463 (IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS
     On May 8, 2007, Bayer Pharmaceuticals Corporation, or Bayer, in its “Q1 2007 Analyst and Investor Briefing,” announced net sales of Nexavar for the quarter ended March 31, 2007 of €47 million. Nexavar, an oral anticancer agent being developed by Onyx Pharmaceuticals, Inc. and Bayer, was approved in December 2005 by the United States Food and Drug Administration for the treatment of patients with advanced kidney cancer.
Conference Call with Management
     Onyx’s management will host a teleconference and web cast to discuss first quarter 2007 financial results and provide a general business overview. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on May 9, 2007. Interested parties may access a live web cast of the presentation at:
http://events.streamlogics.net/conferenceplus/onyx/may09-07/index.asp or by dialing 847-413-3235 and using the passcode 17605023. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3044 and using the passcode 17605023 approximately one hour after the teleconference concludes. The replay will be available through June 9, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Dated: May 8, 2007	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer